News Release
Investor Contact: Jeffrey Geyer, Jeffrey.Geyer@molinahealthcare.com, 305-317-3012
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588

Molina Healthcare Reports Second Quarter 2025 Financial Results
Revises Full Year 2025 Guidance
Long Beach, Calif, July 23, 2025 – Molina Healthcare, Inc. (NYSE: MOH) (the “Company”) today reported second quarter 2025 GAAP earnings per diluted share of $4.75 and adjusted earnings per diluted share of $5.48. Financial results are summarized below:

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024

(In millions, except per-share results)
Premium Revenue	$10,868	$9,446	$21,496	$18,950
Total Revenue	$11,427	$9,880	$22,574	$19,811

GAAP:
Net Income	$255	$301	$553	$602
EPS – Diluted	$4.75	$5.17	$10.19	$10.33
Medical Care Ratio (MCR)	90.4%	88.6%	89.8%	88.6%
G&A Ratio	6.2%	7.0%	6.6%	7.1%
After-tax Margin	2.2%	3.0%	2.4%	3.0%

Adjusted:
Net Income	$294	$341	$627	$675
EPS – Diluted	$5.48	$5.86	$11.56	$11.59
G&A Ratio	6.1%	6.9%	6.4%	7.0%
After-tax Margin	2.6%	3.5%	2.8%	3.4%

See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.

Quarter Highlights
•As of June 30, 2025, the Company served approximately 5.7 million members, an increase of 167,000 members compared to June 30, 2024.
•Premium revenue was approximately $10.9 billion for the second quarter of 2025, an increase of 15% year over year.
•GAAP net income was $4.75 per diluted share for the second quarter of 2025, a decrease of 8% year over year.
•Adjusted net income was $5.48 per diluted share for the second quarter of 2025, a decrease of 6% year over year.
•The Company now expects its full year 2025 adjusted earnings to be no less than $19.00 per diluted share and reaffirms its premium revenue guidance of approximately $42 billion.
•New store embedded earnings remain at $8.65 per diluted share.

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Molina Healthcare, Inc. Reports Second Quarter 2025 Financial Results

July 23, 2025
“Our second quarter results and revised full year outlook reflect a challenging medical cost trend environment,” said Joseph Zubretsky, President and Chief Executive Officer. “The current earnings pressure we are experiencing results from what we believe to be a temporary dislocation between premium rates and medical cost trend which has recently accelerated. We are still performing near our long-term target ranges, and nothing has changed our outlook for the long-term performance of the business.”

Premium Revenue
Premium revenue was approximately $10.9 billion for the second quarter of 2025, an increase of 15% year over year. The higher premium revenue reflects new contract wins, acquisitions, growth in the Company’s current footprint, and rate increases, partially offset by the impact of Medicaid redetermination in 2024.

Net Income
GAAP net income for the second quarter of 2025 was $4.75 per diluted share, a decrease of 8% year over year. Adjusted net income for the second quarter of 2025 was $5.48 per diluted share, a decrease of 6% year over year.

Medical Care Ratio (MCR)
•The consolidated MCR for the second quarter of 2025 was 90.4%.
•The Medicaid MCR for the second quarter of 2025 was 91.3%. The Company experienced medical cost pressure due to continued utilization of behavioral health, pharmacy, and inpatient and outpatient services. These medical costs were partially offset by the rate updates that went into effect in the first and second quarters.
•The Medicare MCR for the second quarter of 2025 was 90.0% and reflects higher utilization among high-acuity members, particularly for long-term services and supports and pharmacy.
•The Marketplace MCR for the second quarter of 2025 was 85.4%. Within that result, approximately 300 basis points was due to prior year member reconciliations and a higher “new store” MCR related to the ConnectiCare acquisition. Excluding these items, the Marketplace MCR was approximately 82.4% and above expectations due to higher utilization relative to risk adjustment.

General and Administrative Expense Ratio
The G&A ratio and the adjusted G&A ratio for the second quarter of 2025 were 6.2% and 6.1%, respectively, reflecting the benefit of one-time items and continued operating discipline.

Balance Sheet
Cash and investments at the parent company were approximately $100 million as of June 30, 2025, compared to $445 million as of December 31, 2024.
Days in claims payable at June 30, 2025, was 43 and primarily reflects faster claims processing and adjudication, as well as higher volumes of pass-through payments and several provider claim settlements.

Cash Flow
Operating cash flow for the six months ended June 30, 2025, was an outflow of $112 million, compared to an outflow of $5 million for the six months ended June 30, 2024. The decrease in cash flow for the period year-over-year was driven mainly by the net impact of timing differences in government receivables and payables and risk corridor settlement activity.

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Molina Healthcare, Inc. Reports Second Quarter 2025 Financial Results

July 23, 2025
2025 Guidance
Premium revenue guidance for the full year is unchanged and expected to be approximately $42 billion, an increase of approximately 9% from the full year 2024.
The Company now expects its full year 2025 GAAP earnings to be no less than $16.90 per diluted share and its full year 2025 adjusted earnings to be no less than $19.00 per diluted share. The updated guidance, which is disproportionately attributed to Marketplace, reflects new information gained in the quarterly closing process and implications for medical cost trend assumptions for the second half of the year.
Guidance metrics are summarized below:

Full Year 2025 Guidance
Premium Revenue	$42.0B
Total Revenue	$44.0B
GAAP Net Income	$912M
Adjusted Net Income	$1,028M
GAAP EPS – Diluted	≥ $16.90
Adjusted EPS – Diluted	≥ $19.00
Diluted weighted average shares	54.1M

MCR	90.2%
Medicaid	90.9%
Medicare	90.0%
Marketplace	85.1%

GAAP G&A Ratio	6.7%
Adjusted G&A Ratio	6.6%
Effective Tax Rate	25.3%
GAAP Pre-tax Margin	2.8%
Adjusted Pre-tax Margin	3.1%

See the Reconciliations of Unaudited Non-GAAP Financial Measures at the end of this release.

Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare’s second quarter results for the period ended June 30, 2025, at 8:00 a.m. Eastern Time on Thursday, July 24, 2025. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation number is 4784585. A telephonic replay of the conference call will be available through Thursday, July 31, 2025, by dialing (877) 344-7529 and entering confirmation number 9484867. A live audio broadcast of this conference call will be available on Molina Healthcare’s investor relations website, investors.molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release and the Company’s accompanying oral remarks contain forward-looking statements. The Company intends such forward-looking statements to be covered under the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities
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Molina Healthcare, Inc. Reports Second Quarter 2025 Financial Results

July 23, 2025
Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide current expectations of future events based on certain assumptions, and all statements other than statements of historical fact contained in this earnings release and the Company’s accompanying oral remarks may be forward-looking statements. In some cases, you can identify forward-looking statements by words such as “guidance,” “future,” “anticipates,” “believes,” “embedded,” “estimates,” “expects,” “growth,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” or the negative of these terms or other similar expressions. Forward-looking statements contained in this earnings release include, but are not limited to, statements regarding the Company’s 2025 guidance and long-term performance outlook, trends with respect to rates, utilization and medical costs, and our management’s plans and objectives for future operations and business strategy.
Actual results could differ materially due to numerous known and unknown risks and uncertainties. These risks and uncertainties are discussed under the headings “Forward-Looking Statements,” and “Risk Factors,” in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2024, which is on file with the U.S. Securities and Exchange Commission (the “SEC”), and in the Company’s other filings with the SEC, including its Quarterly Reports on Form 10-Q for the period ended March 31, 2025 filed with the SEC and Quarterly Report on Form 10-Q for the period ended June 30, 2025, to be filed with the SEC.
These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or developments projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of July 23, 2025, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.
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Molina Healthcare, Inc. Reports Second Quarter 2025 Financial Results

July 23, 2025
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

	(In millions, except per-share amounts)
Revenue:
Premium revenue	$10,868	$9,446	$21,496	$18,950
Premium tax revenue	431	298	819	595
Investment income	106	115	214	223
Other revenue	22	21	45	43
Total revenue	11,427	9,880	22,574	19,811
Operating expenses:
Medical care costs	9,829	8,368	19,308	16,782
General and administrative expenses	711	691	1,485	1,402
Premium tax expenses	431	298	819	595
Depreciation and amortization	58	46	106	91
Other	25	43	50	81
Total operating expenses	11,054	9,446	21,768	18,951
Operating income	373	434	806	860
Interest expense	48	28	91	55
Income before income tax expense	325	406	715	805
Income tax expense	70	105	162	203
Net income	$255	$301	$553	$602

Net income per share – Diluted	$4.75	$5.17	$10.19	$10.33

Diluted weighted average shares outstanding	53.7	58.2	54.3	58.3

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Molina Healthcare, Inc. Reports Second Quarter 2025 Financial Results

July 23, 2025
MOLINA HEALTHCARE, INC.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2025	2024
	Unaudited
	(Dollars in millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$4,499	$4,662
Investments	4,310	4,325
Receivables	3,865	3,299
Prepaid expenses and other current assets	438	487
Total current assets	13,112	12,773
Property, equipment, and capitalized software, net	305	288
Goodwill and intangible assets, net	2,168	1,938
Restricted investments	291	286
Deferred income taxes, net	185	207
Other assets	148	138
Total assets	$16,209	$15,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$4,885	$4,640
Amounts due government agencies	1,821	1,874
Accounts payable, accrued liabilities and other	1,113	1,331
Deferred revenue	57	51
Total current liabilities	7,876	7,896
Long-term debt	3,375	2,923
Finance lease liabilities	188	195
Other long-term liabilities	167	120
Total liabilities	11,606	11,134
Stockholders’ equity:
Common stock, $0.001 par value, 150 million shares authorized; outstanding: 54 million shares at June 30, 2025, and 56 million at December 31, 2024	—	—
Preferred stock, $0.001 par value; 20 million shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	454	462
Accumulated other comprehensive loss	(10)	(57)
Retained earnings	4,159	4,091
Total stockholders’ equity	4,603	4,496
Total liabilities and stockholders’ equity	$16,209	$15,630

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Molina Healthcare, Inc. Reports Second Quarter 2025 Financial Results

July 23, 2025
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2025	2024

	(In millions)
Operating activities:
Net income	$553	$602
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	106	91
Deferred income taxes	22	21
Share-based compensation	30	68
Other, net	—	4
Changes in operating assets and liabilities:
Receivables	(466)	(5)
Prepaid expenses and other current assets	10	16
Medical claims and benefits payable	(50)	(48)
Amounts due government agencies	(81)	(43)
Accounts payable, accrued liabilities and other	(301)	(307)
Deferred revenue	(59)	(405)
Income taxes	124	1
Net cash used in operating activities	(112)	(5)
Investing activities:
Purchases of investments	(421)	(594)
Proceeds from sales and maturities of investments	717	506
Net cash paid in business combinations	(245)	(295)
Purchases of property, equipment, and capitalized software	(64)	(54)
Other, net	18	2
Net cash provided by (used in) investing activities	5	(435)
Financing activities:
Proceeds from borrowings under credit facility and term loan	650	—
Common stock purchases	(500)	—
Repayment of credit facility and term loan	(200)	—
Common stock withheld to settle employee tax obligations	(36)	(56)
Other, net	44	6
Net cash used in financing activities	(42)	(50)
Net decrease in cash, cash equivalents, and restricted cash and cash equivalents	(149)	(490)
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	4,741	4,908
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$4,592	$4,418

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Molina Healthcare, Inc. Reports Second Quarter 2025 Financial Results

July 23, 2025
MOLINA HEALTHCARE, INC.
UNAUDITED SEGMENT DATA
(Dollars in millions)

	June 30,	December 31,	June 30,
	2025	2024	2024
Ending Membership by Segment:
Medicaid	4,774,000	4,890,000	4,942,000
Medicare	267,000	242,000	251,000
Marketplace	690,000	403,000	386,000
Other	15,000	—	—
Total	5,746,000	5,535,000	5,579,000

	Three Months Ended June 30,
	2025			2024
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$8,029	$697	91.3%	$7,378	$683	90.8%
Medicare	1,608	161	90.0	1,441	217	84.9
Marketplace	1,200	175	85.4	627	178	71.6
Other	31	6	82.7	—	—	—
Consolidated	$10,868	$1,039	90.4%	$9,446	$1,078	88.6%

	Six Months Ended June 30,
	2025			2024
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$16,159	$1,488	90.8%	$14,870	$1,458	90.2%
Medicare	3,076	333	89.2	2,883	380	86.8
Marketplace	2,204	358	83.7	1,197	330	72.4
Other	57	9	85.0	—	—	—
Consolidated	$21,496	$2,188	89.8%	$18,950	$2,168	88.6%

(1)The MCR represents medical costs as a percentage of premium revenue.

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Molina Healthcare, Inc. Reports Second Quarter 2025 Financial Results

July 23, 2025
MOLINA HEALTHCARE, INC.
CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions)

The Company’s claims liabilities include additional reserves to account for moderately adverse conditions based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior year” represent the amounts by which the original estimates of claims and benefits payable at the beginning of the year were more than the actual liabilities based on information (principally the payment of claims) developed since those liabilities were first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Six Months Ended
	June 30,
	2025	2024

	Unaudited
Medical claims and benefits payable, beginning balance	$4,640	$4,204
Components of medical care costs related to:
Current year	19,509	17,301
Prior year	(201)	(519)
Total medical care costs	19,308	16,782
Payments for medical care costs related to:
Current year	15,700	13,429
Prior year	3,918	3,161
Total paid	19,618	16,590
Acquired balances, net of post-acquisition adjustments	295	421
Change in non-risk and other payables	260	(240)
Medical claims and benefits payable, ending balance	$4,885	$4,577

Days in Claims Payable (1)	43	50

__________________
(1)The Company calculates Days in Claims Payable using claims incurred but not paid, or IBNP, and other fee-for-service payables included in medical claims and benefits payable, and quarterly fee-for-service related costs included in medical care costs within the Company’s consolidated financial statements.

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Molina Healthcare, Inc. Reports Second Quarter 2025 Financial Results

July 23, 2025
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES
(In millions, except per diluted share amounts)

The Company believes that certain non-GAAP (generally accepted accounting principles) financial measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. The non-GAAP financial measures are also used internally to enable management to assess the Company’s performance consistently over time. These non-GAAP financial measures, presented below, should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.
Adjustments represent additions and deductions to GAAP net income as indicated in the table below, which include the non-cash impact of amortization of acquired intangible assets, acquisition-related expenses, and the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations.
Adjusted G&A Ratio represents the GAAP G&A ratio, recognizing adjustments.
Adjusted net income represents GAAP net income recognizing the adjustments, net of tax. The Company believes that adjusted net income is helpful to investors in assessing the Company’s financial performance.
Adjusted net income per diluted share represents adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.
Adjusted after-tax margin represents adjusted net income, divided by total revenue.

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
GAAP Net income	$255	$4.75	$301	$5.17	$553	$10.19	$602	$10.33
Adjustments:
Amortization of intangible assets	$32	$0.60	$21	$0.36	$53	$0.99	$41	$0.71
Acquisition-related expenses (1)	19	0.37	18	0.31	42	0.78	35	0.60
Other (2)	—	—	14	0.24	2	0.03	20	0.35
Subtotal, adjustments	51	0.97	53	0.91	97	1.80	96	1.66
Income tax effect	(12)	(0.24)	(13)	(0.22)	(23)	(0.43)	(23)	(0.40)
Adjustments, net of tax	39	0.73	40	0.69	74	1.37	73	1.26
Adjusted net income	$294	$5.48	$341	$5.86	$627	$11.56	$675	$11.59

__________________
(1)Reflects non-recurring costs associated with acquisitions, including various transaction and certain integration costs.
(2)The six months ended June 30, 2025, includes non-recurring litigation costs. The six months ended June 30, 2024, includes non-recurring litigation costs and one-time termination benefits.
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Molina Healthcare, Inc. Reports Second Quarter 2025 Financial Results

July 23, 2025
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES (CONTINUED)
2025 GUIDANCE

	Amount	Per Diluted Share (2)
GAAP Net income	$912	$16.90
Adjustments:
Amortization of intangible assets	90	1.67
Acquisition-related expenses	60	1.10
Other	2	0.03
Subtotal, adjustments	152	2.80
Income tax effect (1)	(36)	(0.70)
Adjustments, net of tax	116	2.10
Adjusted net income	$1,028	$19.00

__________________
(1)Income tax effect calculated at the statutory tax rate of approximately 23.9%.
(2)Computations assume approximately 54.1 million diluted weighted average shares outstanding.

Non-GAAP Financial Measures
The Company includes in this release the financial measure, “new store embedded earnings,” which is a non-GAAP measure. The term is defined as the incremental diluted earnings per share impact that we expect to achieve between 2026 and 2028 related to newly awarded but not yet commenced state Medicaid contracts, and recently closed and announced acquisitions. The incremental impact reflects the expected full-year earnings for the newly-awarded California, Iowa, Nebraska, New Mexico, Texas, and Georgia Medicaid contracts, the newly-awarded Idaho, Illinois, Massachusetts, Michigan, and Ohio Medicare Duals contracts, and the California Medicare Health Plans and ConnectiCare acquisitions, not yet included in the 2025 full-year guidance issued by the Company. This measure excludes amortization of intangible assets and non-recurring costs associated with acquisitions, including various transaction and integration costs. The Company and management believe this measure is useful to investors in assessing the Company’s expected performance related to new contracts and acquisitions, and is used internally to enable management to assess the Company’s performance consistently over time. New store embedded earnings should be considered as a supplement to, and not as a substitute for or superior to, GAAP measures. Management is unable to reconcile this measure to the growth in GAAP earnings per share, the most directly comparable GAAP measure, without unreasonable effort due to the unknown impact from the amortization of intangible assets related to recently announced acquisitions, which cannot be determined until purchase accounting valuations are completed. Non-recurring costs associated with the recently announced acquisitions are estimated at approximately $42 million.
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